UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2013

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.06	Material Impairments.

On January 24, 2013, Katy Industries, Inc. (the “Company”) announced the closure in 60 days of the Glit/Microtron plant in Wrens, Georgia. The primary product lines produced at the Glit/Microtron plant included non-woven abrasives, sand screen and scrubbing pads. The Glit/Microtron plant accounted for approximately $20 million in annual net sales. Management has concluded it is likely a material impairment has occurred based upon the announced closure. Impairment charges are expected to include write-downs of inventory, property, equipment and intangibles to fair market value.  Currently, Management cannot reasonably estimate the amount of the impairment charge, however the net book value of property, equipment and intangibles at the Glit/Microtron plant are approximately $7.3M.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date: January 30, 2013